UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015 (December 10, 2015)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

115 East Park Drive, Second Floor

Brentwood, Tennessee

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2015, AAC Holdings, Inc. (“Holdings”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among Holdings, American Addiction Centers, Inc., a Nevada corporation and wholly owned subsidiary of Holdings, Townsend Treatment Center, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Holdings (“Buyer”), Wetsman Forensic Medicine, L.L.C., a Louisiana limited liability company (“Wetsman”), and certain of Wetsman’s affiliated entities (together with Wetsman, “Sellers”), the members of the Sellers party thereto and the Sellers’ Representative. The Sellers own and operate six in-network outpatient centers in Louisiana that deliver intensive outpatient treatment as well as a 20-bed in-network facility located in Scott, Louisiana that offers detoxification and inpatient treatment.

Pursuant to the terms of the Purchase Agreement, Buyer agrees to acquire substantially all of the assets of Sellers (the “Acquisition”) in exchange for approximately $12.75 million in cash and 362,490 unregistered shares of the common stock, par value $.001 per share (the “Common Shares”) of Holdings. An amount equal to approximately $1.5 million in cash and 127,938 Common Shares of the aggregate consideration will be deposited in escrow (the “Escrowed Funds”) as security for potential post-closing indemnity claims. In addition, up to $2.0 million of the Escrowed Funds (consisting of 50% cash and 50% Common Shares) is subject to forfeiture if the Sellers do not achieve a minimum adjusted EBITDA threshold of $3.0 million for the 2016 fiscal year. The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties to the Purchase Agreement.

The closing of the Acquisition is conditioned upon, among other things, satisfaction of customary closing conditions, including: (1) the accuracy of the representations and warranties of each party as of the closing, (2) the performance in all respects by the parties of their respective covenants and obligations under the Purchase Agreement, (3) receipt of certain third-party consents necessary to consummate the Acquisition, (4) the receipt or transfer of all licenses necessary to operate the business of Sellers post-closing and (5) the absence of any Material Adverse Change (as defined in the Purchase Agreement) to the business of Sellers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright Chief Executive Officer and Chairman

Date: December 16, 2015